EXHIBIT 3.2

CONSENT

In connection with Canagold Resources Ltd. (the “Company”) Registration Statement on Form F-7 (the “Form F-7”) being filed with the United States Securities and Exchange Commission, I consent to the references to my name and to the use of information of a scientific or technical nature attributed to me in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, which is being incorporated by reference in and filed with the Form F-7.

DATED: November 14, 2022

/s/ Garry Biles
Garry Biles, PEng,